UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015 (July 31, 2015)

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Waller Mill Road Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Chart Acquisition Corp.

c/o The Chart Group, L.P.

555 Fifth Avenue, 19th Floor

New York, New York, 10017

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 31, 2015, pursuant to the Agreement and Plan of Merger, dated as of January 5, 2015, as amended (the “Merger Agreement”), by and among Tempus Applied Solutions Holdings, Inc. (the “Company” or “Tempus Holdings”), Chart Acquisition Corp. (“Chart”), Tempus Applied Solutions, LLC (“Tempus”), the holders of Tempus’ membership interests named in the Merger Agreement (the “Members”), Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Members for the purposes set forth therein (the “Members’ Representative”), Chart Merger Sub Inc., (“Chart Merger Sub”), Chart Financing Sub Inc. (“Chart Financing Sub”), TAS Merger Sub LLC (“Tempus Merger Sub”), TAS Financing Sub Inc. (“Tempus Financing Sub”), Chart Acquisition Group LLC, in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Members and their successors and assigns) in accordance with the terms thereof (the “Chart Representative”), and, for the limited purposes set forth therein, Chart Acquisition Group LLC (the “Sponsor”), Joseph Wright and Cowen Investments LLC (“Cowen”) (together, the “Warrant Offerors”), (i) Chart Financing Sub and Chart Merger Sub merged with and into Chart, with Chart continuing as the surviving entity, (ii) Tempus Financing Sub and Tempus Merger Sub merged with and into Tempus, with Tempus continuing as the surviving entity, and (iii) each of Chart and Tempus became wholly owned subsidiaries of the Company. We refer to the transactions contemplated by the Merger Agreement as the “Business Combination.”

Item 1.01. Entry into a Material Definitive Agreement.

New Investors Registration Rights Agreement

As required by the terms of the Purchase and Exchange Agreements, dated as of June 10, 2015 (as amended, the “New Investor Purchase Agreements”), by and among the Company, Chart, Tempus, Chart Financing Sub and Tempus Financing Sub, on the one hand, and each of the New Investors (as defined in Item 2.01 below), on the other hand, on July 31, 2015, the Company entered into a Registration Rights Agreement with the New Investors (the “New Investor Registration Rights Agreement”). Under the New Investor Registration Rights Agreement, the Company granted certain registration rights to the New Investors with respect to their Company securities received in the Business Combination (including Company common stock, preferred stock, Series A-1 Warrants and Series B-1 Warrants, and any successor securities) (the “New Investor Securities”), including, in each case subject to certain underwriter cutbacks and issuer blackout periods, (i) a requirement that the Company file a resale registration statement for such New Investor Securities within 15 business days after the closing of the Business Combination, (ii) the right of the New Investors to demand up to an additional 3 registrations by the Company of the New Investor Securities (where no other Company securities can be included in such registration statement unless consented to by the New Investors, except in certain limited circumstances where piggy-back registration rights of certain other Company security holders are exercised and the New Investors can include all of their New Investor Securities requested to be included in such registration statement), (iii) unlimited piggy-back registration rights for the New Investors (which, in the event of any cutbacks, will be ahead of all other piggy-back registration rights in respect of issuances by the Company and pro rata with all other demand registration rights exercised by other Company security holders) and (iv) the right of the New Investors to require an unlimited number of resale registrations on Form S-3 (if available). Under the New Investor Registration Rights Agreement, the Company will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each of the Company and the New Investors severally will bear customary indemnification obligations. Under the terms of the New Investor Registration Rights Agreement, the Company may be subject to substantial penalties if it (a) fails to timely file and cause the registration statements to be effective within the time periods required by the New Investor Registration Rights Agreement or fails to maintain the effectiveness of such registration statements, (b) fails to timely file all public filings required under Rule 144(c)(1) promulgated under the Securities and Exchange Act of 1934, as amended, or (c) fails to timely remove legends on New Investor Securities after such legends are no longer applicable and the New Investors request such removal. The New Investor Registration Rights Agreement also places substantial restrictions on the exercise of registration rights by other Company security holders, requiring until July 31, 2017 the consent of the New Investors before the Company is permitted to file a registration statement (other than for primary offerings of securities by the Company), sales of Company securities by certain of the Affiliate Investors (as defined in Item 2.01 below) and the exercise of piggy-back registration rights by other Company security holders after certain registration statements for the New Investors Securities have been become effective.

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A copy of the New Investor Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the New Investor Registration Rights Agreement is qualified in its entirety by reference thereto.

Tempus Registration Rights Agreement

On July 31, 2015, as contemplated by the Merger Agreement, the Company, the Members and the Tempus Affiliate Investor (as defined in Item 2.01 below) entered into a Registration Rights Agreement in substantially the form that was provided by the Merger Agreement (the “Tempus Registration Rights Agreement”). The terms and provisions of the Tempus Registration Rights Agreement are described in more detail in the Form S-4 (as defined in Item 2.01 below) in the section titled “Proposal No. 1 – The Business Combination Proposal - The Merger Agreement, Related Agreements and the Financing - Related Agreements - Registration Rights Agreements”, which description is hereby incorporated by reference, except that the final Tempus Registration Rights Agreement included the following changes from the form that was provided by the Merger Agreement: (i) the carve-out to the one year lock-up of the Company’s common stock held by the Members was expanded to permit the Members to pledge their pro rata portion of up to an aggregate of 750,000 shares (in lieu of, and not in addition to, the 250,000 shares that are permitted to be transferred during the lock-up period); and (ii) the Members and the Tempus Affiliate Investor acknowledged and agreed to the restrictions placed on their registration rights under the Tempus Registration Rights Agreement as a result of the New Investor Registration Rights Agreement.

A copy of the Tempus Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Tempus Registration Rights Agreement is qualified in its entirety by reference thereto.

Second Amendment to Founders Registration Rights Agreement

On July 31, 2015, the parties to that certain Registration Rights Agreement, dated as of December 13, 2012 (as amended, including on June 10, 2015, the “Founders Registration Rights Agreement”), by and among the Company, Chart, Sponsor, Cowen, Mr. Wright and the other holders party thereto, entered into a Second Amendment to Registration Rights Agreement, whereby the parties consented to the New Investor Registration Rights Agreement and the holders acknowledged and agreed to the restrictions placed on their registration rights under the Founders Registration Rights Agreement as a result of the New Investor Registration Rights Agreement.

A copy of the Second Amendment to Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.14 and is incorporated herein by reference, and the foregoing description of the Second Amendment to Registration Rights Agreement is qualified in its entirety by reference thereto.

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Employment Agreements

Benjamin Scott Terry

On July 31, 2015, as contemplated by the Merger Agreement, Benjamin Scott Terry (“Terry”) entered into an Employment Agreement with the Company (the “Terry Employment Agreement”). Under the Terry Employment Agreement, Terry is to serve as the Chief Executive Officer of the Company for a term of three years, with automatic one year renewals unless either party provides notice of non-renewal at least 6 months prior to the expiration of the then current term. Terry is to receive a base salary of $350,000 per year, be entitled to receive an annual bonus (as determined by the Company’s board of directors or its compensation committee) and equity awards under the Company’s 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”), be provided with four weeks paid vacation, and be entitled to receive certain perquisites made available to other senior executives of the Company in addition to the right to up to $50,000 per year in personal usage of Company aircraft. In the event that Terry’s employment is terminated by the Company without “cause” or by non-renewal or by Terry for “good reason” (as each term is defined in the Terry Employment Agreement), Terry will, subject to providing the Company, a customary release, (i) receive severance equal to base salary plus the prior year’s bonus for twelve months, plus any earned but unpaid bonus awards, payable over twelve months in accordance with the Company’s regular payroll practices (except that in the case of termination by the Company by non-renewal, such severance will only be for six months), (ii) have any unvested equity awards accelerate and be exercisable for a period of twelve months (or such shorter period as required by the Incentive Plan) (except that in the case of termination by the Company by non-renewal, such period will be the period provided by the Incentive Plan) and (iii) receive payment or reimbursement for health insurance costs for up to eighteen months. In the event of Terry’s termination upon his death or “disability” (as defined in the Terry Employment Agreement), any of Terry’s unvested equity awards will accelerate and be exercisable for a period of twelve months (or such shorter period as required by the Incentive Plan). The Terry Employment Agreement also subjects Terry to certain provisions relating to non-competition and non-solicitation of Company customers and employees for a period lasting until the later of July 31, 2018 or twelve months after termination of employment for any reason, as well as certain confidentiality and assignment of inventions provisions. Pursuant to the terms of the agreement, the Terry Employment Agreement is subject to review and ratification by the Company’s compensation committee, and Terry and the Company agreed to negotiate in good faith amendments to the Terry Employment Agreement in response to any compensation committee recommendations.

A copy of the Terry Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.10 and is incorporated herein by reference, and the foregoing description of the Terry Employment Agreement is qualified in its entirety by reference thereto.

R. Lee Priest, Jr.

On July 31, 2015, as contemplated by the Merger Agreement, R. Lee Priest, Jr. (“Priest”) entered into an Employment Agreement with the Company (the “Priest Employment Agreement”). The Priest Employment Agreement is in substantially the same form as the Terry Employment Agreement, and the description of the Terry Employment Agreement is hereby incorporated herein, except that: (i) Priest shall serve as the Chief Financial Officer of the Company; (ii) Priest’s base salary is $200,000 per year; and (iii) Priest’s personal usage of Company aircraft is limited to $17,500 per year. A copy of the Priest Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.11 and is incorporated herein by reference, and the foregoing description of the Priest Employment Agreement is qualified in its entirety by reference thereto.

Non-Competition Agreement

On July 31, 2015, as contemplated by the Merger Agreement, John G. Gulbin III and Tempus Intermediate Holdings, LLC entered into a Non-Competition and Non-Solicitation Agreement in favor of the Company and Tempus in substantially the form that was provided by the Merger Agreement (the “Non-Competition Agreement”). The terms and provisions of the Non-Competition Agreement are described in more detail in the Form S-4 (as defined below) in the section titled “Proposal No. 1 – The Business Combination Proposal – The Merger Agreement, Related Agreements and the Financing - Related Agreements – Non-Competition Agreement”, which description is incorporated herein by reference. A copy of the Non-Competition Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Non-Competition Agreement is qualified in its entirety by reference thereto.

Waiver Letter

On July 31, 2015, the Warrant Offerors entered into a Waiver Letter with Chart, pursuant to which they waived Chart’s obligation, pursuant to Section 4.4 of the Third Amended and Restated Warrant Agreement between Chart and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), to purchase their existing warrants for cash in an amount equal to the Black Scholes Value (as defined in the Warrant Agreement) of the remaining unexercised portion of such warrants, upon the occurrence of a Fundamental Transaction (as defined in the Warrant Agreement). The Warrant Offerors further agreed not to transfer such warrants unless the transferee agrees to be bound by the terms of the Waiver Letter.

4

A copy of the Waiver Letter is filed with this Current Report on Form 8-K as Exhibit 10.15 and is incorporated herein by reference, and the foregoing description of the Waiver Letter is qualified in its entirety by reference thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference.

The Business Combination was approved by Chart’s stockholders at a special meeting of stockholders held on July 31, 2015 (the “Special Meeting”). At the Special Meeting, 4,985,780 shares of Chart common stock were voted in favor of the proposal to approve the Business Combination and no shares of Chart common stock were voted against that proposal. In connection with the stockholders’ approval of the Business Combination, Chart redeemed a total of 2,808,329 shares of its common stock pursuant to the terms of Chart’s amended and restated certificate of incorporation.

The consummation of the Business Combination was preceded by a series of privately negotiated transactions, referred to collectively herein as the “Financing”, involving aggregate cash investments of $10.5 million by three outside investor entities (or affiliates thereof) that had not previously invested in Chart or Tempus (the “New Investors”), aggregate cash investments of $5.0 million by the Sponsor, Mr. Joseph Wright and Cowen (collectively, the “Chart Affiliate Investors”) and a cash investment of $500,000 by the Chief Financial Officer of Tempus (through his individual retirement account) (the “Tempus Affiliate Investor”, and together with the Chart Affiliate Investors, the “Affiliate Investors”, and together with the New Investors, the “Investors”).

In the Business Combination, the Members received 3,642,084 shares of Tempus Holdings’ common stock (the “Merger Shares”) in exchange for all of the issued and outstanding membership interests of Tempus. The number of Merger Shares received reflected a downward merger consideration adjustment (in accordance with the Merger Agreement) of 57,916 shares of Tempus Holdings common stock, based on Tempus’ estimated working capital and debt as of the closing of the Business Combination. Such merger consideration adjustment is subject to a post-closing true-up based on Tempus’ actual working capital and debt as of the closing of the Business Combination. In addition, pursuant to the earn-out provisions of the Merger Agreement, the Members have the right to receive up to an additional 6,300,000 shares of Tempus Holdings’ common stock upon the achievement of certain financial milestones.

In connection with the Business Combination, Chart stockholders and warrant holders received shares of Tempus Holdings common stock and warrants to purchase shares of Tempus Holdings common stock in exchange for their existing shares of Chart common stock and existing Chart warrants. In connection with the Business Combination, (i) the Affiliate Investors received an aggregate of 1,375,000 shares of Tempus Holdings common stock, 1,031,250 Series A-2 Warrants and 343,750 Series B-2 Warrants (collectively, the “Affiliate Investor Securities”) and (ii) the New Investors received an aggregate of 1,255,265 shares of Tempus Holdings common stock, 1,369,735 shares of Tempus Holdings Preferred Stock, 1,968,750 Series A-1 Warrants and 656,250 Series B-1 Warrants (collectively, the “New Investor Securities,” and collectively with the Affiliate Investor Securities, the “Financing Securities”). The terms and provisions of the Financing Securities are described in more detail in the Form S-4 (as defined below), in the section therein entitled “Description of Tempus Holdings’ Securities,” which section is incorporated herein by reference.

In connection with the closing of the Business Combination, the parties to the Merger Agreement waived certain conditions to closing, which waivers were consented to by the New Investors pursuant to their rights under the New Investor Purchase Agreements. The waivers made (and consented to by the New Investors) included, in substantial part: (i) the waiver of the condition that a final warrant tender offer for outstanding public warrants of Chart be concluded prior to the closing of the Business Combination; and (ii) the waiver of the condition that, immediately prior to the closing of the Business Combination, but after giving effect to the Business Combination, there be sufficient capital in Tempus and Chart, including to cover certain post-closing commitments.

5

The issuance of the Company’s common stock and warrants to former holders of Chart common stock and warrants in connection with the Business Combination was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-201424), filed with the United States Securities and Exchange Commission (the “SEC”) and declared effective on July 17, 2015 (the “Form S-4”). The Form S-4 contains additional information about the Merger Agreement, the Business Combination, the Financing and the related transactions. The Merger Shares and the Financing Securities were issued pursuant to exemptions from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Prior to the closing of the Business Combination, Chart was a shell company with no operations, formed as a special purpose acquisition company to effect a business combination with one or more operating businesses. After the closing of the Business Combination, Chart is now a subsidiary of Tempus Holdings.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies and expectations for our business. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination and the Financing;

●	the future financial performance of the Company and its subsidiaries, including Tempus

●	changes in the market for Tempus products and services;

●	expansion and other plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate”, “plan”, “project”, “forecast”, “intend”, “expect”, “anticipate”, “believe”, “seek” or “target”, or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and expectations, forecasts and assumptions as of that date, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by our forward-looking statements. Some factors that could cause actual results to differ include, among others:

●	the risk that the Business Combination disrupts Tempus’ current plans and operations;

●	the reaction of Tempus’ customers to the Business Combination;

●	the inability to realize anticipated benefits of the Business Combination, which could result from, among other things, competition or the inability of the combined business to grow and manage growth profitably;

●	the outcome of any legal proceedings that might be instituted against the Company or its subsidiaries, including any legal proceedings relating to the proposed Business Combination;

●	changes in applicable laws or regulations;

●	the possibility that the Company or its subsidiaries might be adversely affected by other economic, business or competitive factors; and

●	other risks and uncertainties indicated in the Form S-4, including those indicated under the section entitled “Risk Factors.”

6

Business

The Company has not been engaged in any business prior to the transactions described in Items 1.01 and 2.01 above. Following the consummation of the Business Combination, the Company’s business will consist of being a holding company for the businesses of Tempus and Chart. The businesses of Tempus and Chart (collectively, the “Businesses”) are described in the Form S-4 in the sections titled “Information about Tempus” and “Information about Chart,” which sections are incorporated herein by reference.

Risk Factors

The risks associated with the Businesses are described in the Form S-4 in the section titled “Risk Factors”, which section is incorporated herein by reference.

7

Selected Financial Information

Selected Historical Financial Information

The sections titled “Selected Historical Financial Information of Chart” and “Selected Historical Financial Information of Tempus” in the Form S-4 are incorporated herein by reference.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2015 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 are based on the historical financial statements of Tempus and Chart after giving effect to the Business Combination. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is based on the historical financial statements of Tempus and Chart after giving effect to the Business Combination. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 was derived from Tempus’s unaudited statement of operations and Chart’s unaudited statement of operations, in each case, for the three months ended March 31, 2015 and gives pro forma effect to the Business Combination as if it has been completed on January 1, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 was derived from Tempus’s audited consolidated statement of operations and Chart’s audited consolidated statement of operations, in each case, for the year ended December 31, 2014 and gives pro forma effect to the Business Combination as if it has been completed on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of March 31, 2015 is derived from Tempus’s unaudited balance sheet and Chart’s unaudited balance sheet as of March 31, 2015 and gives pro forma effect to the Business Combination as if it had been completed on March 31, 2015.

The pro forma adjustments are based on information currently available. The unaudited pro forma condensed combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated results of operations of the combined company for any future period. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information should be read in conjunction with the sections entitled “Chart’s Management’s Discussion and Analysis of Financial Condition and Results of Operations ” and “ Tempus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tempus” and the historical financial statements and notes thereto of Chart and Tempus in the form S-4 and herein.

Tempus is considered to be the acquirer for accounting purposes because Chart is a non-operating public shell company: The Business Combination is a capital transaction in substance and does not constitute the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805. As a result, the assets and liabilities of Tempus and Chart will be carried at historical cost and there will be no step-up in basis or goodwill or other intangible assets recorded as a result of the Business Combination. All direct costs of the Business Combination are accounted for as a charge to additional paid-in capital.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared reflecting Chart stockholders exercising their redemption rights with respect to 2,808,329 public shares. As a result of the redemptions, 19,200 public shares remained outstanding following the consummation of the Business Combination

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Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2015

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma

Revenue	$1,822,056	$-	$-		$1,822,056
Cost of Revenue	1,508,140	-	-		1,508,140
Gross Profit	313,916				313,916
Formation and Operating Costs	-	-	-		-
Professional Fees		638,674	(486,194)	N	152,480
Insurance		42,577	-		42,577
Filing Fees		19,600	-		19,600
Overhead Costs		30,000	(30,000)	N	-
Other Expenses		153,289	-		153,289
General and Administrative Expenses	613,392	-	-		613,392
Loss from Operations	(299,476)	(884,140)	516,194		(667,422)

Other Income:
Interest Income	-	1,456	-		1,456
Other Expense:
Interest Expense	9,654				9,654
Change in Fair Value of Warrant Liability	-	2,126,250	-		2,126,250
Net Income (Loss) Attributable to Common Stockholders/Unit Holders	$(309,130)	$1,243,566	$516,194		$1,450,630

Weighted Average Number of Common Shares/Units Outstanding, basic and diluted	10,000	3,703,210	6,198,074	K, O	9,911,284
Basic and Diluted Net Income (Loss) per Share Attributable to Common Stockholders/Unit Holders	(30.91)	0.34			0.15

See accompanying notes to the unaudited pro forma condensed combined financial information.

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Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)

Revenue	$-	$-	$-		$-
Formation and Operating Costs	-	-	-		-
Professional Fees		2,617,280	(2,304,387)	A	312,893
Insurance		177,900	-		177,900
Filing Fees		78,499	-		78,499
Overhead Costs		120,000	(120,000)	A	-
Other Expenses		226,784	-		226,784
General and Administrative Expenses	111,990	-	-		111,990
Loss from Operations	(111,990)	(3,220,463)	2,424,387		(908,066)

Other Income:
Interest Income	-	13,670	-		13,670
Change in Fair Value of Warrant Liability	-	1,575,000	-		1,575,000
Net Income (Loss) Attributable to Common Stockholders/Unit Holders	$(111,990)	$(1,631,793)	$2,424,387		$680,604

Weighted Average Number of Common Shares/Units Outstanding, basic and diluted	10,000	3,541,784	6,359,500	B	9,911,284
Basic and Diluted Net Income (Loss) per Share Attributable to Common Stockholders/Unit Holders	(11.20)	(0.46)			0.07

See accompanying notes to the unaudited pro forma condensed combined financial information.

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Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2015

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$502,963	$66,907	$192,399	B	$4,615,656
			(2,343,750)	D
			(8,202,863)	F
			690,000	G
			(2,290,000)	H
			16,000,000	J
Property & equipment, net	144,203				144,203
Due from Sponsor	-	660			660
Accounts receivable
Trade	1,167,092				1,167,092
Other	239,751				239,751
Other Assets	4,833				4,833
Related party receivables	475,767				475,767
Prepaid Expenses	-	5,000			5,000
Total Current Assets	2,534,609	72,567	4,045,786		6,652,962

Non-current Assets:
Cash and Investments Held in Trust Account	-	29,769,639	(29,577,240)	A	-
			(192,399)	B	-
Total Assets	$2,534,609	$29,842,206	$(25,723,853)		$6,652,962

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$1,585,359	$2,496,298	$5,918,299	E	$1,797,093
			(8,202,863)	F
Accounts Payable - Related Party	120,370				120,370
Due to Affiliate	-	6,614	-		6,614
Notes Payable, Sponsor	-	986,668	498,333	G	-
			(1,485,001)	H
Notes Payable, Affiliate of Sponsor	-	613,332	191,667	G	-
			(804,999)	H
Total Current Liabilities	1,705,729	4,102,912	(3,884,564)		1,924,077

Deferred Underwriting Fee	-	2,343,750	(2,343,750)	D	-
Warrant Liability	-	2,205,000	(872,659)	L	1,332,341
Loan from Officer	489,899	-	-		489,899
Total Liabilities	2,195,628	8,651,662	(7,100,973)		3,746,317

Common stock subject to possible redemption; 1,619,054 shares at $10.00 per share at March 31, 2015	-	16,190,543	(16,190,543)	A	-
Stockholders’ Equity
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-	137	K	137
Common Stock, $.0001 par Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,607,870 shares issued and outstanding at March 31, 2015 (excluding 1,619,054 shares subject to possible redemption, respectively)	-	361	364	C	854
			(134)	A
			263	K
Additional Paid-in Capital	-	6,473,285	(364)	C	10,297,598
			(13,386,563)	A
			872,659	L
			338,981	I
			16,000,000	J
			(400)	K
Members’ equity	338,981		(338,981)	I	-
Accumulated Deficit	-	(1,473,645)	(5,918,299)	E	(7,391,944)
Total Stockholders’ Equity:	338,981	5,000,001	(2,432,337)		2,906,645
Total Liabilities and Stockholders’ Equity:	$2,534,609	$29,842,206	$(25,723,853)		$6,652,962

See accompanying notes to the unaudited pro forma condensed combined information.

11

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF AND FOR THE PERIOD ENDED MARCH 31, 2015

(A)	To record the redemption of 149,395 and 2,808,329 public shares of Chart common stock, respectively in June 2015 and July 2015, resulting in a reduction in the trust account balance of $1,493,950 and $28,083,290, respectively ($29,577,240 in total). The $1,493,950 and the $28,083,290 were calculated by multiplying the 149,395 and the 2,808,329 redeemed public common shares respectively, by $10.00 per share.

(B)	To record the reclassification of $192,399 of cash and investments held in Chart’s trust account that became available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of Tempus following the Business Combination. The $192,399 is calculated by multiplying 19,200 public common shares outstanding as of March 31, 2015 (adjusted for 149,395 and 2,808,329 public shares redeemed in June 2015 and July 2015, respectively) by $10.00 per share and adding a dividend of $399 earned by the trust account in March 2015. The $192,399 represents the balance in the trust account as of March 31, 2015 (adjusted for decreases of $1,493,950 and $28,083,290 in the trust account balance reflecting the public shares redeemed in June 2015 and July 2015, respectively) converted to permanent equity.

(C)	To reflect the payment of the merger consideration, consisting of 3,642,084 shares of common stock at $10.00 per share, or a total of $36,420,840. The original merger consideration of $37,000,000 was reduced by $579,160 of purchase price adjustments resulting in 57,916 fewer shares being issued. This does not take into account the potential issuance of up to an additional 6,300,000 Earn-out Shares to the Sellers upon the achievement of certain financial milestones, or other price adjustments under the Merger Agreement. The unaudited pro forma condensed combined financial information does not reflect issuance of any Earn-out Shares.

(D)	To reflect the payment of deferred underwriting fees relating to the Chart IPO.

12

(E)	To reflect additional transaction costs not previously recorded of $5,918,299 related to the Business Combination. Of this amount, $516,616 represented Business Combination-related expenses, including professional fees and travel related costs incurred subsequent to March 31, 2015 and recorded on the respective financial statements of the combining entities, $1,650,000 represents investment banking and legal fees that were paid as part of closing the Business Combination. The remaining balance of $3,751,683 represents Business Combination-related expenses, including professional fees and travel related costs, which were obligations of the individual members of Tempus. The individual Tempus members were reimbursed for these expenses upon the closing of the Business Combination. The classification and amounts of the relevant expenses are as set forth below:

Transaction Costs Not Previously Recorded and Related to the Business Combination

Legal	$1,700,000
Accounting	1,202,807
Consulting	724,492
Investment Banking	14,490
Travel/Other	109,894
$3,751,683

(F)	To reflect payment of transactions costs of $8,202,863 related to the Business Combination.

(G)	To record issuance of additional notes payable to the Sponsor of $140,000, $308,333 and $50,000, respectively in April 2015, June 2015 and July 2015. In addition, to record issuance of additional notes payable to an affiliate of the Sponsor of $191,667 in May 2015.

(H)	To reflect payment on the notes payable to the Sponsor and the affiliate of the Sponsor at closing. While $750,000 of the $2,290,000 notes were convertible, they were paid in cash.

(I)	To reclassify members’ equity to additional paid in capital.

(J)	To reflect the receipt of $16,000,000 by Chart Financing Sub Inc., a wholly owned subsidiary of Chart, as part of the Financing.

(K)	To reflect the issuance of Convertible Preferred Stock and Common Stock by Tempus Holdings as a result of the Financing.

(L)	To reflect a decrease in the warrant liability of $872,659 which resulted from the Warrant Offerors’ decision to waive their redemption rights on their existing warrants.

(M)	Chart currently has a provision in its warrant agreement that causes the warrants to be treated as a derivative liability. The approximately $2,205,000 income statement impact resulting from the change in fair value of the warrant liability has not been removed in the pro forma income statement.

(N)	To remove $30,000 of expenses pursuant to Chart’s administrative service agreement that terminated upon the closing of the Business Combination. In addition, to remove $486,194 of transaction costs previously included in professional fees as part of the Business Combination.

13

(O)	Pro forma earnings per share (EPS), basic and diluted, are computed by dividing income (loss) by the weighted average number of shares of common stock/units outstanding during the period. The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historic Chart weighted average number of shares outstanding of 3,703,210 and the historic Tempus weighted average number of units outstanding of 10,000 both as of March 31, 2015, adjusted by: (a) (1,444,010), to decrease the weighted average share amount to 2,269,200 as of March 31, 2015 (adjusted for 149,395 and 2,808,329 public shares redeemed in June 2015 and July 2015, respectively), representing the total number of shares outstanding as of March 31, 2015 (adjusted for 149,395 and 2,808,329 public shares redeemed in June 2015 and July 2015, respectively), including the shares no longer subject to redemption subsequent to the consummation of the Business Combination, (b) 3,642,084 shares issued to the Tempus Members in the Business Combination and (c) 2,630,265 and 1,369,735, respectively in common and preferred stock as part of the Financing. The effect of Chart’s 7,875,000 outstanding warrants has not been included in the diluted earnings per share amount since the exercise price of the dilutive securities are in excess of the average Company’s stock price for the three months ended March 31, 2015 and are deemed out of the money. The warrants being issued as part of the Financing have not been included in the diluted earnings per share amount since the exercise price of the dilutive securities are in excess of the stock price as of the date of the Business Combination and are deemed out of the money. The calculation of the pro-forma weighted average number of shares, basic and diluted, is as follows:

Weighted average number of shares/units reported	3,713,210
Less: Redeemable public shares	(1,444,010)
Equity consideration to Tempus Members	3,642,084
Shares of Common Stock issued to New Investors (through Financing)	1,255,265
Shares of Convertible Preferred Stock issued to New Investors (through Financing)	1,369,735
Chart Affiliate Investors (through Financing)	1,250,000
Lee Priest, Tempus CFO (through Financing)	125,000
Subtotal	6,198,074
Number of shares pro forma, basic and diluted	9,911,284

Pro Forma Shares:
Shares issued to Tempus Members and Lee Priest, Tempus CFO	3,767,084
Shares of Common Stock issued to New Investors (through Financing)	1,255,265
Shares of Convertible Preferred Stock issued to New Investors (through Financing)	1,369,735
Shares issued to Chart initial stockholders, including Chart Affiliate Investors	3,500,000
Shares issued to other Chart stockholders	19,200
Number of shares outstanding - basic and diluted	9,911,284

(P)	The result of the evaluation of the tax impact of the Business Combination was deemed to be immaterial.

14

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2014

(A)	To remove $120,000 of expenses pursuant to Chart’s administrative service agreement that terminated upon the closing of the Business Combination. In addition, to remove $2,304,387 of transaction costs previously included in professional fees as part of the Business Combination.

(B)	Pro forma earnings per share (EPS), basic and diluted, are computed by dividing income (loss) by the weighted average number of shares of common stock/units outstanding during the period. The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historic Chart weighted average number of shares outstanding of 3,541,784 and the historic Tempus weighted average number of units outstanding of 10,000 both as of December 31, 2014, adjusted by: (a) (1,282,584), to decrease the weighted average share amount to 2,269,200 as of December 31, 2014 (adjusted for 3,558,385, 149,395 and 2,808,329 shares redeemed in March 2015, June 2015 and July 2015, respectively), representing the total number of shares outstanding as of December 31, 2014 (adjusted for 3,558,385, 149,395 and 2,808,329 shares redeemed in March 2015, June 2015 and July 2015, respectively), including the shares no longer subject to redemption subsequent to the consummation of the Business Combination, (b) 3,642,084 shares issued to the Tempus Members in the Business Combination and (c) 2,630,265 and 1,369,735, respectively in common and preferred stock as part of the Financing. The effect of Chart’s 7,875,000 outstanding warrants has not been included in the diluted earnings per share amount because such effect has been determined to be anti-dilutive for the period ended December 31, 2014. The calculation of the pro-forma weighted average number of shares, basic and diluted, is as follows:

Weighted average number of shares/units reported	3,551,784
Add: Redeemable public shares	(1,282,584)
Equity consideration to the Sellers	3,642,084
Shares of Common Stock issued to New Investors (through Financing)	1,255,265
Shares of Convertible Preferred Stock issued to New Investors (through Financing)	1,369,735
Shares of Common Stock issued to Chart Affiliate Investors (through Financing)	1,250,000
Shares of Common Stock issued to Lee Priest, Tempus CFO (through Financing)	125,000
Subtotal	6,359,500
Number of shares pro forma, basic and diluted	9,911,284

Pro Forma Shares:
Shares issued to the Sellers and Lee Priest, Tempus CFO	3,767,084
Shares of Common Stock issued to New Investors (through Financing)	1,255,265
Shares of Convertible Preferred Stock issued to New Investors (through Financing)	1,369,735
Shares issued to Chart initial stockholders, including Chart Affiliate Investors	3,500,000
Shares issued to Chart public stockholders	19,200
Number of shares outstanding - basic and diluted	9,911,284

15

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The sections titled “Chart’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Tempus Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form S-4 are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of July 31, 2015, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of common stock;

•	each of the Company’s officers and directors; and

•	all of the Company’s officers and directors as a group.

As used in the table below, the term beneficial ownership with respect to the Company’s common stock consists of sole or shared voting power (which includes the power to vote, or to direct the voting of shares of the Company’s common stock) or sole or shared investment power (which includes the power to dispose, or direct the disposition of, shares of the Company’s common stock). Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

The Company has based its calculation of the percentage of beneficial ownership on 8,541,549 shares of its common stock outstanding on July 31, 2015 after giving effect to the Business Combination.

Name and Address of Beneficial Owner (1)	Number of shares	Percentage of Outstanding Common Stock (2)
Chart Acquisition Group LLC (3)	4,444,863	39.6%
The Chart Group L.P. (3)	4,752,363	42.3%
Christopher D. Brady (3)	4,861,113	43.3%
Joseph Wright (4)	424,704	4.9%
Peter A. Cohen (5)	2,097,074	20.8%
Kenneth J. Krieg	-	-
Cowen Investments LLC (5)	2,097,074	20.8%
Benjamin Scott Terry	1,790,813	21.0%
R. Lee Priest, Jr. (6)	286,421	3.3%
John G. Gulbin III	1,790,813	21.0%
Niall Olver	-	-
All directors and officers as a group	11,250,938	86.3%

Notes:

1. Unless otherwise noted, the business address of each of the persons and entities listed above is 133 Waller Mill Road, Williamsburg, Virginia, 23815.

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2. Includes 234,375 shares which will be subject to forfeiture on a pro-rata basis by the initial stockholders in the event the last sales price of the common stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of the Business Combination. An additional 234,375 shares will be subject to forfeiture on a pro-rata basis by the initial stockholders in the event the last sales price of the common stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 60 months following the closing of the Business Combination.

3. Chart Acquisition Group LLC is the holder of 1,752,090 shares, comprised of 750,000 founder shares, 231,250 placement shares and 770,840 shares issued as Financing Securities. Chart Acquisition Group LLC also is the holder of 2,692,773 warrants that are exercisable within 60 days, including 578,130 Series A-2 Warrants and 192,710 Series B-2 Warrants. The Chart Group L.P. is the direct holder of 307,500 shares and, through its membership interest in Chart Acquisition Group LLC, is the indirect holder of 1,752,090 shares and 2,692,773 warrants that are exercisable within 60 days. The Chart Group L.P., the sole managing member of Chart Acquisition Group LLC, is a limited partnership that is managed and controlled by its general partner, Antwerp L.L.C., a New York limited liability company. Mr. Brady owns a majority of the membership interests in Antwerp L.L.C., and is its Chief Executive Officer and a member of its Management Committee. As such, Mr. Brady may be deemed to have effective control of Antwerp L.L.C. and thereby effective control over The Chart Group L.P. and Chart Acquisition Group LLC and may exercise voting and dispositive power with respect to the shares held by Chart Acquisition Group LLC and The Chart Group L.P. Consequently, Mr. Brady may be deemed the beneficial owner of the 2,059,590 shares and 2,692,773 warrants that are exercisable within 60 days that are held by The Chart Group L.P. or Chart Acquisition Group LLC. Mr. Brady directly holds 108,750 founder shares. Mr. Brady disclaims beneficial ownership over any shares owned by The Chart Group L.P. or Chart Acquisition Group LLC over which he does not have any pecuniary interest.

4. Mr. Wright holds 279,160 shares, comprised of 225,000 founder shares, 12,500 placement shares and 41,660 shares issued as Financing Securities. Mr. Wright also is the holder of 424,704 warrants that are exercisable within 60 days, including 31,245 Series A-2 Warrants and 10,415 Series B-2 Warrants.

5. RCG LV Pearl, LLC is the sole member of Cowen Investments LLC. RCG LV Pearl, LLC disclaims beneficial ownership of the shares held by Cowen Investments LLC. Cowen Group, Inc. is the sole member of RCG LV Pearl, LLC. Cowen Group, Inc. disclaims beneficial ownership of the shares held by Cowen Investments LLC. Peter A. Cohen, the Chairman and Chief Executive Officer of Cowen Group, Inc., has voting and investment control over the shares held by Cowen Investments LLC. Mr. Cohen disclaims beneficial ownership of these shares. The address for Cowen Investments LLC is 599 Lexington Avenue, New York, NY 10022. Cowen Investments LLC is the holder of 568,750 shares, comprised of 131,250 placement shares and 437,500 shares issued as Financing Securities. Cowen Investments LLC also is the holder of 1,528,324 warrants that are exercisable within 60 days, including 328,125 Series A-2 Warrants and 109,375 Series B-2 Warrants.

6. Mr. Priest holds 36,421 Merger Shares directly. Mr. Priest holds through his individual retirement account, MSSB C/F Robert Lee Priest, Jr., of which he is the beneficial owner, an additional 125,000 shares issued as Financing Securities and a total of 125,000 warrants that are exercisable within 60 days, comprised of 93,750 Series A-2 Warrants and 31,250 Series B-2 Warrants.

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Directors and Executive Officers

The Company’s directors and executive officers are as follows:

Name Term	Age	Position

Joseph R. Wright (c)	76	Chairman
Benjamin Scott Terry (c)	51	Chief Executive Officer and Director
R. Lee Priest, Jr.	48	Chief Financial Officer and Secretary
Christopher D. Brady (b)	60	Director
Peter A. Cohen (a)	68	Director
John G. Gulbin, III (c)	52	Director
Kenneth J. Krieg (a)	54	Director
Niall Olver (b)	51	Director

(a)	Class I director (to serve until the first annual meeting of stockholders following the Business Combination)

(b)	Class II director nominee (to serve until the second annual meeting of stockholders following the Business Combination)

(c)	Class III director (to serve until the third annual meeting of stockholders following the Business Combination)

The biographical information of each of the directors and executive officers in the section of the Form S-4 titled “Management of Tempus Holdings after the Business Combination – Directors and Executive Officers” is incorporated herein by reference.

Executive Compensation

The information in the section of the Form S-4 titled “Executive Compensation After the Business Combination” is incorporated herein by reference.

The information set forth in Item 1.01 above relating to the employment agreements for the Company’s executive officers is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The information in the sections of the Form S-4 titled “Certain Relationships and Related Transactions Concerning Chart” and “Certain Relationships and Related Transactions Concerning Tempus” is incorporated herein by reference. The information set forth in Items 1.01 and 2.01 above is incorporated herein by reference.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against the Company or any members of its management team in their capacities as such.

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Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of August 4, 2015, the Company’s common stock and warrants are quoted on the OTCQB Marketplace under the symbols “TMPS” and “TMPSW”, respectively.

Prior to the closing of the Business Combination, Chart’s units, common stock and warrants traded on the OTCQB Marketplace and the NASDAQ Capital Market under the symbols “CACGU”, “CACG” and “CACGW”. The information in the sections of the Form S-4 titled “Description of Chart Securities” and “Description of Tempus Holdings’ Securities” is incorporated herein by reference.

Holders of Record

As of August 5, 2015, there were approximately 39 holders of record of the Company’s common stock, 5 holders of record of the Company’s preferred stock, 4 holders of record of the Company’s public warrants, 5 holders of record of the Company’s Series A-1 Warrants, 4 holders of record of the Company’s Series A-2 Warrants, 5 holders of record of the Company’s Series B-1 Warrants and 4 holders of record of the Company’s Series B-2 Warrants.

Dividends

The Company has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors at such time. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, the Company’s board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, the Company’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Recent Sales of Unregistered Securities

The information set forth in Items 1.01 and 2.01 above relating to the issuance of the Merger Shares and the Financing Securities is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The information in the section of the Form S-4 titled “Description of Tempus Holdings’ Securities” is incorporated herein by reference.

Indemnification of Directors and Officers

The information in Item 20 of the Form S-4 is incorporated herein by reference.

Financial Statements and Supplementary Data

The information on pages F-1 through F-59 of the Form S-4 is incorporated herein by reference. The information set forth in Item 9.01 hereof is incorporated herein by reference.

Financial Statements and Exhibits

The information in Item 21 of the Form S-4 is incorporated herein by reference. The information set forth in Item 9.01 hereof is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in the section of the Form S-4 titled “Certain Relationships and Related Transactions Concerning Tempus – R. Lee Priest, Jr. Promissory Note” is incorporated herein by reference.

19

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.01 above relating to the issuance of the Merger Shares and the Financing Securities is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

As a result of the transactions contemplated by the Merger Agreement, the Company is now the holding company for Tempus and Chart. The securities of the Company are now owned by, among others, the former holders of Chart common stock and warrants, the former holders of Tempus membership interests and the New Investors. The former stockholders of Chart hold approximately 41.2% of the outstanding common stock of the Company (including the Financing Securities that are common stock, but excluding ownership of warrants and other convertible securities), with approximately 41.0% of the outstanding common stock of the Company (including the Financing Securities that are common stock, but excluding ownership of warrants and other convertible securities) being held by the initial stockholders of Chart. The former members of Tempus and their affiliates own approximately 44.1% of the outstanding common stock of the Company (including the Financing Securities that are common stock, but excluding ownership of warrants and other convertible securities). The New Investors own approximately 14.7% of the outstanding common stock of the Company (including the Financing Securities that are common stock, but excluding ownership of warrants and other convertible securities).

The information regarding the Employment Agreements, set forth in Item 1.01 above, is incorporated herein by reference. The information regarding the directors and officers of the Company, set forth in Item 2.01 above, is incorporated herein by reference.

The information in the sections of the Form S-4 titled “Summary of the Proxy Statement/Prospectus”, “Proposal No. 1 – The Business Combination Proposal - The Merger Agreement, Related Agreements and the Financing”, and “Description of Tempus Holdings’ Securities” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, in connection with the consummation of the Business Combination, Christopher D. Brady (President and Secretary) and Michael LaBarbera (Vice President and Treasurer) resigned from their respective positions with the Company.

Immediately prior to the consummation of the Business Combination, on July 31, 2015, the Company’s board of directors (i) appointed the following individuals as officers of the Company: Benjamin Scott Terry (Chief Executive Officer) and R. Lee Priest, Jr. (Chief Financial Officer and Secretary), (ii) increased the size of the board of directors to seven persons and (iii) appointed Peter A. Cohen and Kenneth J. Krieg as Class I directors, Niall Olver as a Class II director and Joseph Wright, Benjamin Scott Terry and John G. Gulbin III as Class III directors, to serve as additional directors of the Company, along with Christopher D. Brady (a Class II director).

The information regarding the directors and officers of the Company, set forth in Item 2.01 above, is incorporated herein by reference.

The Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”) was approved by (i) the shareholders of Chart at the Special Meeting and (ii) by the Company’s board of directors on July 31, 2015 by written consent after the closing of the Business Combination. At the Special Meeting, 4,785,780 shares of Chart common stock were voted in favor of the proposal to adopt the Incentive Plan and 200,000 shares of Chart common stock were voted against that proposal.

The Incentive Plan, which will be administered by the compensation committee of the Company’s board of directors, allows for awards up to a maximum of 640,616 shares of common stock (7.5% of the outstanding Company common stock at the time of adoption). Under the Incentive Plan, the compensation committee may award Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing; provided, that the compensation committee may not grant to any one person in any one calendar year awards (i) for more than 150,000 shares of Common Stock in the aggregate or (ii) payable in cash in an amount to exceed $600,000 in the aggregate.

The foregoing discussion of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an initial business combination as required by Chart’s amended and restated certificate of incorporation, the Company ceased to be a shell company as of the closing of the Business Combination. The material terms of the Business Combination are described in the Form S-4 in the section entitled “Proposal No. 1—The Business Combination Proposal”, which section is incorporated herein by reference.

Item 8.01.	Other Events

On August 3, 2015, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The information in the F-pages of the Form S-4 is incorporated herein by reference.

(c) Pro forma financial information

The unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2015 and for the twelve months ended December 31, 2014 is set forth in Item 2.01 above, which information is incorporated herein by reference.

(d)   Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated January 5, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, the Chart Representative and the Warrant Offerors (incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

2.2	First Amendment to Agreement and Plan of Merger, dated March 20, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, the Chart Representative and the Warrant Offerors (incorporated by reference to Exhibit 2.2 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

2.3	Second Amendment to Agreement and Plan of Merger, dated June 10, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, Chart Financing Sub Inc., TAS Financing Sub Inc., the Chart Representative and the Warrant Offerors (incorporated by reference to Exhibit 2.3 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

2.4	Third Amendment to Agreement and Plan of Merger, dated as of July 15, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, Chart Financing Sub Inc., TAS Financing Sub Inc., the Chart Representative and the Warrant Offerors (incorporated by reference to Exhibit 2.4 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

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Exhibit
Number	Description
3.1*	Amended and Restated Certificate of Incorporation of Tempus Applied Solutions Holdings, Inc.

3.2*	Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.

3.3*	Certificate of Designations for Series A Convertible Preferred Stock of Tempus Applied Solutions Holdings, Inc.

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

4.2	Specimen Public Warrant Certificate (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

4.3*	Specimen Series A-1 Warrant Certificate

4.4*	Specimen Series A-2 Warrant Certificate

4.5*	Specimen Series B-1 Warrant Certificate

4.6*	Specimen Series B-2 Warrant Certificate

4.7

Third Amended and Restated Warrant Agreement, dated June 11, 2015, by and between Chart Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Chart Acquisition Corp. on June 12, 2015)

10.1*+	Form of Registration Rights Agreement dated as of July 31, 2015 by and among Tempus Applied Solutions Holdings, Inc. and the New Investors

10.2*+	Form of Registration Rights Agreement dated as of July 31, 2015 by and among Tempus Applied Solutions Holdings, Inc. and the stockholders of Tempus Applied Solutions Holdings, Inc. named therein

10.3*	Non-Competition and Non-Solicitation Agreement dated as of July 31, 2015 by John G. Gulbin III and Tempus Intermediate Holdings, LLC in favor of and for the benefit of Tempus Applied Solutions Holdings, Inc., Tempus Applied Solutions, LLC, and each of their respective present and future successors and direct and indirect subsidiaries

10.4*	Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan

10.5	Promissory Note, issued to R. Lee Priest, Jr. dated as of December 15, 2014 (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.6	Form of Purchase and Exchange Agreement, dated as of June 10, 2015, by and among Chart Acquisition Corp., Tempus Applied Solutions, LLC, Tempus Applied Solutions Holdings, Inc., Chart Financing Sub Inc., TAS Financing Sub Inc. and each New Investor (incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.7

Form of First Amendment to the Purchase and Exchange Agreement effective as of July 15, 2015 by and among Chart Acquisition Corp., Tempus Applied Solutions, LLC, Tempus Applied Solutions Holdings, Inc., Chart Financing Sub Inc., TAS Financing Sub Inc. and each New Investor (incorporated by reference to Exhibit 10.7 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.8	Form of Purchase and Exchange Agreement dated as of June 10, 2015 by and among Chart Acquisition Corp., Tempus Applied Solutions, LLC, Tempus Applied Solutions Holdings, Inc., Chart Financing Sub Inc. and TAS Financing Sub Inc. (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

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Exhibit
Number	Description
10.9	Form of Purchase and Exchange Agreement dated as of June 10, 2015 by and among Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Financing Sub Inc. and each Affiliate Investor (incorporated by reference to Exhibit 10.9 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.10*	Employment Agreement dated as of July 31, 2015 between Tempus Applied Solutions Holdings, Inc. and Benjamin Scott Terry

10.11*	Employment Agreement dated as of July 31, 2015 between Tempus Applied Solutions Holdings, Inc. and R. Lee Priest, Jr.

10.12	Registration Rights Agreement, dated as of December 13, 2012, by and among Chart Acquisition Corp. and certain security holders (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Chart Acquisition Corp. on December 19, 2012)

10.13	Form of First Amendment to Registration Rights Agreement, dated as of June 10, 2015, by and among Chart Acquisition Corp. and certain initial investors (incorporated by reference to Exhibit 10.6 to the Form 8-K filed by Chart Acquisition Corp. on June 11, 2015)

10.14*	Form of Second Amendment to Registration Rights Agreement dated as of July 31, 2015 by and among Tempus Applied Solutions Holdings, Inc., Chart Acquisition Corp., Chart Acquisition Group LLC, Cowen Investments LLC, Joseph Wright and the other holder parties thereto

10.15*	Waiver letter dated July 30, 2015 by and among Chart Acquisition Corp., Chart Acquisition Group LLC, Cowen Investments LLC and Joseph Wright

10.16

Letter Agreement, dated December 13, 2012,  by and between Chart Acquisition Corp., certain of its security holders and officers and directors, Deutsche Bank Securities, Inc. and Cowen and Company, LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Chart Acquisition Corp. on December 19, 2012)

21.1*	Subsidiaries of Tempus Applied Solutions Holdings, Inc.

99.1*	Press Release, dated August 3, 2015

* Filed herewith.

+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.
Date: August 6, 2015	By:	/s/ R. Lee Priest, Jr.
		Name:	R. Lee Priest, Jr.
		Title:	Chief Financial Officer

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